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                                                               Exhibit 99.(g)(1)

[CHASE LOGO]


                                     FORM OF
                                CUSTODY AGREEMENT


     This AGREEMENT is effective Jaunuary 31, 2003, and is between JPMORGAN CHASE BANK ("Bank") and the entities listed on Annex A hereto (each a "Customer" or "Fund").

1.   CUSTOMER ACCOUNTS.

     Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts"):

     (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

     (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

     Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.   MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
LOCATIONS.

     Unless Instructions specifically require another location acceptable to
Bank:

     (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

     (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

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     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

     If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.   SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

     Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule A, but in no case will such amendment be effective prior to Customer's actual receipt of such notice. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.   USE OF SUBCUSTODIAN.

     (a) Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide (i) for indemnification or insurance arrangements (or any combination) that will adequately protect the Customer against the risk of loss of Assets held in accordance with the Agreement; (ii) that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws; (iii) that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying such Assets as belonging to the Customer or as being held by Bank for the benefit of its customers; (v) that the Customer's independent public accountants

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will be given access to those records or confirmation of the contents of those records; and (vi) that the Customer will receive periodic reports with respect to the safekeeping of Customer's Assets, including notification of any transfer to or from Customer's account or a third party account containing assets held for the benefit of the Customer. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.   DEPOSIT ACCOUNT TRANSACTIONS.

     (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.   CUSTODY ACCOUNT TRANSACTIONS; ACCOUNTING SERVICES.

     (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

     (b) In accordance with applicable law, Bank will effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by the Bank and reconciled to the Account.

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            (i)    On the settlement date for a sale, Bank will credit the
     Deposit Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at Bank pending settlement of the trade where not already delivered.

            (ii) On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before settlement date), Bank will debit the Deposit Account for the settlement amount and credit a separate account at Bank. Bank will then post the Custody Account as awaiting receipt of expected Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

            (iii) Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

            (iv) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to this
     Section 6 prior to a transaction's actual settlement, and Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in these sub-sections are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer other than as provided for in
     Section 5 or otherwise in this Agreement.

     (c) Bank shall perform fund accounting services as specified on attached Schedule D.

7.   ACTIONS OF BANK.

     Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

     (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is aware of such opportunities. Bank is deemed to be aware for purposes of this Agreement upon publication of notice of such opportunities in a publication identified on Exhibit 1, as such Exhibit may be amended from time to time by mutual agreement.

     (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

     (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

     (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

     (e) Advise Customer and its investment adviser daily of the amount of any funds advanced to Customer by Bank under Section 5(b) hereof ("overdrafts") and the circumstances giving rise to each such overdraft.

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     (f)    Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

     Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchases of domestic securities for the account of Customer is made by Bank in advance of receipt of the securities purchased in the absence of specific written instructions from Customer to pay in advance, Bank shall be absolutely liable to Customer for any and all Losses (as defined hereinafter) resulting therefrom. Notwithstanding the foregoing, settlement and payment for securities received for the account of Customer and delivery of securities maintained for the account of Customer may be effected in accordance with the best customary established securities trading or securities processing practices and procedures in the market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

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     (b)    PROXY VOTING. Bank shall provide proxy voting services for securities held outside the United States, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank). The Bank shall, with respect to domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of Customer or one of its series, or a nominee of such, all proxies it receives, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Customer such proxies, all proxy soliciting materials and all notices relating to such securities as it has received.

     (c)    TAX RECLAIMS.

     (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

     (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

     (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

     (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

     (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

     (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

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     (d)    TAX OBLIGATIONS.

     (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

     (ii) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

     (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of this paragraph, or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9.   NOMINEES.

     Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10.  AUTHORIZED PERSONS.

     As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized

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Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.  INSTRUCTIONS.

     The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

     Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.  STANDARD OF CARE; LIABILITIES.

     (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

            (i) Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to each Fund for any and all claims, liabilities losses, damages fines, penalties and expenses ("Losses") suffered or incurred by such Fund resulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank's negligence or willful misconduct. In addition, Bank shall be liable to each applicable Fund for all Losses representing reasonable costs and expenses incurred by such Fund in connection with any claim by such Fund against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by such Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided that such Fund has recovered from Bank for such claim. Bank shall be liable for the actions or omissions of any domestic Subcustodian or any Foreign Subcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any Losses suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Fund in the amount of any such Losses. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and

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     services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

            (ii) Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

            (iii) Each Fund severally and not jointly shall indemnify Bank against, and hold harmless Bank from, any Losses suffered, incurred or sustained by Bank or to which Bank becomes subject, resulting from, arising out of or relating to: (A) Instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement; and (B) Bank's performance under this Agreement, provided Bank has acted with reasonable care and prudence, and has not been negligent or engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed. Customer shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Bank in connection with the transactions and services contemplated hereby and the relationship established hereby even if Customer has been advised as to the possibility of the same and regardless of the form of action.

            (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

            (v) Bank shall be entitled to rely, and may act, upon the advice of counsel reasonably acceptable to the Customer on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

            (vi) Bank need not maintain any insurance for the benefit of Customer.

            (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

            (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)    Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

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            (i)    question  Instructions  or make any  suggestions  to Customer or an Authorized Person regarding such Instructions;

            (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

            (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

            (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto; and

            (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

     (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.

     The provisions of this Section 12 shall survive any termination of this Agreement.

13.  FEES AND EXPENSES.

     Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.  MISCELLANEOUS.

     (a) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (b) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has

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physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records.

     (c) GOVERNING LAW; SUCCESSORS AND ASSIGNS; IMMUNITY; CAPTIONS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

     (d) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

     /X/    Investment Company assets subject to certain U.S. Securities and
Exchange Commission rules and regulations;

     / /    Other (specify)

     This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

     /X/    INVESTMENT COMPANY

     /X/    PROXY VOTING

     /X/    SPECIAL TERMS AND CONDITIONS

     There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

     (e) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (f) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (g) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

     (h) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank:
The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245,
Attention: Global Investor Services, Investment Management Group; and (b)
Customer: J.P. Morgan Institutional Funds, c/o Chase Global Asset Management and Mutual Funds, 1 Chase Square, 7th Floor, Rochester, New York 14643, Attention:
Colleen T. McCoy.

     (i) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

     (j) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

     (k) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

15.  DEFINITIONS.

     As used herein, the following terms shall have the meaning hereinafter stated:

a) "Certificated Security" shall mean a security that is represented by a certificate.

b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall not include cash.

e) "Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

i) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.


                                     JPMorgan Chase Bank


                                     By:
                                            -------------------------------
                                     Title: Vice President
                                     Date:  March 1, 2003


                                     Customer


                                     By:
                                            -------------------------------
                                     Title:
                                     Date:

STATE OF NEW YORK              )
                      :  ss.
COUNTY OF NEW YORK    )


     On this ___ day of March, 2003, before me personally came
____________________, to me known, who being by me duly sworn, did depose and say that he resides in ______________________________________, that he is
President of the entity described in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


Sworn to before me this____ day

of January, 2003.

-------------------------
         Notary

STATE OF NEW YORK     )

                      :  ss.

COUNTY OF NEW YORK    )


     On this             day of January, 2004, before me personally came, to me
known, who being by me duly sworn, did depose and say that he/she resides in at
                                ; that he/she is a Vice President of JPMORGAN
CHASE, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


Sworn to before me this

 ____ day of January, 2004.


     Notary

                  Investment Company Rider to Custody Agreement

                           Between JPMorgan Chase and

                                   [Customer]

                          effective January ____, 2004

The following modifications are made to the Agreement:

     A. Add a new Section 16 to the Agreement as follows:

     "16. COMPLIANCE WITH SEC RULE 17f-5.

     (a) Customer's board of directors (or equivalent body) (hereinafter 'Board') hereby delegates to Bank, and Bank hereby accepts the delegation to it, of the obligation to perform as Customer's 'Foreign Custody Manager' (as that term is defined in Securities and Exchange Commission ("SEC") rule 17f-5(a)(2) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), for the purposes of (i) selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Financial Assets and Cash and (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)). Anything in this Agreement to the contrary notwithstanding, the Bank shall in no event be deemed to have selected any Eligible Securities Depository (as defined in SEC rule 17f-7), the use of which is mandatory by law or regulation.. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Customer from time to time.)

     (b)    In connection with the foregoing, Bank shall:

     (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

     (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Financial Assets and Cash would exercise;

     (iii) in selecting an Eligible Foreign Custodian, first have determined that Financial Assets and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Financial Assets and Cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

     (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

     (v) have established a system to monitor the continued appropriateness of maintaining Financial Assets and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Financial Assets and Cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Financial Assets and Cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Financial Assets and Cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

     (c) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Financial Assets and Cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain Financial Assets and Cash in each country in which Customer's Financial Assets and Cash shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Financial Assets and Cash held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

     (d) Bank shall provide to Customer an analysis of the risks associated with maintaining assets with Eligible Securities Depositories. Bank shall monitor the custody risks associated with maintaining assets with the Eligible Securities Depositories on a continuing basis, and promptly notify the Customer of any material change in these risks. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information unless the Bank knows such information is inaccurate or incomplete.

     B.     Add the following after the first sentence of Section 3 of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

     C.     Add the following language to the end of Section 3 of the Agreement:

"The term Subcustodian as used herein shall mean the following:

     (a) a 'U.S. Bank,' which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7);

     (b) an 'Eligible Foreign Custodian,' which shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

For purposes of clarity, it is agreed that as used in Section 12(a)(i), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager or any Eligible Securities Depository."

                                  Appendix 1-A

                        ELIGIBLE SECURITIES DEPOSITORIES

                                  Appendix 1-B

                       INFORMATION REGARDING COUNTRY RISK

     1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information (check items applicable):

     A      Opinions of local counsel concerning:

/ /  i.     Whether applicable foreign law would restrict the access afforded
            Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

/ /  ii.    Whether  applicable  foreign law would restrict the  Customer's ability to recover its Financial Assets and Cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

/ /  iii.   Whether applicable foreign law would restrict the Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

     B.     Written information concerning:

/ /  i.     The  foreseeability of  expropriation,  nationalization,  freezes, or confiscation of Customer's Financial Assets and Cash.

/ /  ii.    Whether  difficulties  in converting  Customer's  cash and cash equivalents to U.S. dollars are reasonably foreseeable.]

     C.     A market report with respect to the following topics:

     (i) securities regulatory environment, (ii) foreign ownership restrictions,
     (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

     2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

     Market flashes, including with respect to changes in the information in market reports.

                           GLOBAL PROXY SERVICE RIDER

                              To Custody Agreement

                                     Between

                               JPMORGAN CHASE BANK

                                       AND

                                   [CUSTOMER]

                              Dated January , 2004

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
     (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Proxy Services fees shall be as set forth in Section 13 of the Agreement or as separately agreed.

                       SPECIAL TERMS AND CONDITIONS RIDER

                                                     CUSTODY AGREEMENT

                                                     WITH [CUSTOMER]

                                                     DATE January   , 2004

                                  DOMESTIC ONLY

                       SPECIAL TERMS AND CONDITIONS RIDER

DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the provisions of
Section 8 of the Agreement and the Global Proxy Service rider:

     Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

FEES

The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER

DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                               JPMorgan Chase Bank
                            Global Investor Services
                          ADDENDUM TO FEE SCHEDULE FOR
                                   [CUSTOMER]

                           Effective January   , 2004

FUND ACCOUNTING FEE

 {To be Completed]

Signed, for and on behalf of                      Signed, for and on behalf of
JPMorgan Chase Bank                               [Customer]

----------------------------                      ----------------------------

Date:                                             Date:
      ----------------------                            ----------------------

Fee Schedule for [Customer]


DOMESTIC CUSTODY FEES                       DOMESTIC TRANSACTION FEES


FUND ACCOUNTING FEES

BASE FUND ACCOUNTING:
MULTICLASS ACCOUNTING FEE:  PRICE QUOTES FEE:

New markets added, or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

Agreed to on the  day of
January, 2004

[Customer]                                        JPMorgan Chase Bank


-------------------------                         -------------------------
President                                         Name:
                                                  Title:

                                     Annex A

UNDISCOVERED MANAGERS FUNDS

Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers REIT Fund
UM Small Cap Growth Fund

                                   Schedule D

                                 FUND ACCOUNTING

     Bank agrees to perform the following duties in accordance with the requirements of Customer's Registration Statement, the 1940 Act, applicable Internal Revenue Service ("IRS") regulations, and procedures as may be agreed upon from time to time, including without limitation, those set forth in the service level agreement pertaining to the Fund to which the Bank is a party. In all instances, Bank agrees to perform such services in accordance with industry standards and best practices, which may include those enumerated in the Audits of Investment Companies Audit and Accounting Guide, as in effect from time to time. Where appropriate, Bank agrees to keep all records on a class-by-class basis for each of Customer's series (a "Fund"). Bank agrees to:

a.   keep and maintain the books and records of each Fund pursuant to Rule
     3la-1 under the 1940 Act, which are applicable to fund accounting and the services to be performed pursuant to this Schedule D, including the following:
     (i) journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of said Rule;
     (ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection
               (b)(2)(i) of said Rule;
     (iii)     separate ledger accounts required by subsections (b)(2)(ii) and
               (iii) of said Rule; and
     (iv) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of said Rule.

b.   perform the following accounting services daily for each Fund:
     (i)       calculate the net asset value per share;
     (ii) obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices from each Fund's investment adviser or its designee (the "Investment Adviser"), as approved by Customer's Board;
     (iii) provide exception, stale and halted price reporting to the Investment Adviser;
     (iv) verify and reconcile with Bank's custody records all daily trade activity;
     (v) compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, weighted average portfolio maturity and such other agreed-upon rates and yields;
     (vi) review daily the net asset value calculation and dividend factor (if any) for each Fund, check and confirm the net asset values and dividend factors for reasonableness and deviations against agreed-upon benchmarks and tolerance levels:
     (vii) distribute net asset values and yields to NASDAQ, Customer's transfer agent (the "Transfer Agent"), Customer's administrator (the "Administrator") and such other third parties as are agreed upon;
     (viii) report to Customer, at least weekly, about the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;
     (ix) determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;
     (x) record all Corporate Actions affecting securities held by each Fund, including dividends, stock splits and recapitalizations;

     (xi) amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by Customer;
     (xii) record and reconcile with the Transfer Agent all capital stock activity;
     (xiii) update Customer accounting system to reflect rate changes on variable interest rate instruments;
     (xiv)     post Fund transactions to appropriate categories;
     (xv) accrue expenses of each Fund according to instructions received from the Administrator;
     (xvi)     calculate book capital account balances;
     (xvii)    maintain books and records;
     (xviii) determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;
     (xix) provide accounting reports in connection with Customer's regular annual audit and other audits and examinations by regulatory agencies; and
     (xx) provide such periodic reports as Customer shall reasonably request.

In connection with the provision of these services, Bank agrees:

(a) to maintain, in a format acceptable to Customer, documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act and with requirements of other applicable domestic regulators, such as the IRS, or Applicable Foreign Regulators (as hereinafter defined). Bank agrees to make such documents available upon reasonable request for inspection by officers, employees and auditors of Customer during Bank's normal business hours. For purposes of this subclause (a), Applicable Foreign Regulator shall mean a foreign regulator designated as such by the Fund by Proper Instructions and a foreign regulator actually known to the Bank to have authority over the Fund or its operations. Promptly after the identification of an Applicable Foreign Regulator, appropriate representatives of the Bank and the Fund shall meet and determine the requirements to which the Applicable Foreign Regulator would subject the Fund. If the Bank and the Fund determine, in the exercise of their reasonable judgment, that complying with such requirements would impose a substantial additional burden on the Bank, the Fund and the Bank agree to negotiate in good faith, taking into account all relevant circumstances, an appropriate change in the fees payable hereunder;
(b) that all records maintained and preserved by Bank pursuant to this Agreement which Customer is required to maintain and preserve shall be and remain the property of Customer and shall be surrendered to Customer promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of Customer, Bank shall provide, in the form reasonably requested by Customer, any records included in any such delivery, and Customer shall reimburse Bank for its expenses of providing such records in such form;
(c) to make reasonable efforts to determine (i) the taxable nature of any distribution or amount received by or deemed received by, or payable to, the Fund; (ii) the taxable nature or effect on the Fund or its shareholders of any Corporate Actions, class actions, tax reclaims or similar events; and (iii) taxable amount of any distribution or dividend paid, payable, or deemed paid by the Portfolio to its shareholders; subject to the following
     (w) with respect to determinations contemplated by this clause (c) that a prudent fund accountant would reasonably consider to be, and that the Bank considers to be, non-routine in nature, the Bank may seek in writing the approval or authorization of the Fund or a designee of the Fund and shall not be required to act in respect of any such determination (as to which a written request for approval or authorization shall have been made) without such approval or authorization; (x) the Bank need not make any such accrual, unless and until such accrual has been approved and authorized by the Fund or its designee; (y) the Fund shall, or shall cause its designee, to provide such approval and authorization, or approval and authorization of different determinations(s), promptly; and (z) provided the Bank has made the reasonable efforts described in this clause (c) and thereafter has acted in accordance with the approvals and authorizations of the Fund or its designee, the Bank shall have no liability for any such accrual if it otherwise, in performing its services hereunder, is not in breach of this Agreement. The Bank shall accrue for these actions appropriately; and

(d) to provide such records and assistance, including office space within Bank's premises, to Customer's independent accountants in connection with the services such accountants provide to Customer, as such accountants shall reasonably request.

The parties further agree as follows with respect to the provision of services pursuant to this Schedule D:

(a) Bank may rely on Customer's then currently effective Prospectus, and Customer shall promptly advise Bank of any amendments thereto and provide copies of such amendments to Bank.
(b) Both Bank and Customer or its designee shall use reasonable efforts to identify any changes in domestic and foreign laws and regulations applicable to Bank's providing of services under this Schedule D, and each shall promptly advise the other of any changes it identifies and upon any such identification Bank and Customer shall agree on any reasonable alteration to the services to be provided to Bank under this Schedule D.
(c) Customer or its designee shall (i) furnish promptly to Bank (and Bank may rely upon) the amounts of, or written formulas or methodologies to be used by Bank to calculate the amounts of, Customer liabilities and (ii) specify the timing for accruals of such liabilities. Bank shall request such additional information as it deems reasonably necessary for it to perform its services under this Schedule D.
(d) Bank shall not be required to include as Customer liabilities and expenses, nor use in its calculations hereunder, including, without limitation, as a reduction of net asset value, any accrual for any U.S. federal or state income taxes, unless and until Customer or its designee shall have specified to Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. Bank agrees to include as a Customer liability proper accruals for foreign taxes, unless, after being advised of the amount and the basis for the accrual, Customer by Instructions directs Bank not to do so.
(e) Customer or its designee shall furnish to Bank, and Bank may rely upon, the following types of information (and explanations thereof): (i) Customer's tax basis in debt obligations acquired by Customer before Bank's becoming Bank hereunder, the dates of such acquisitions, and the amount of premium previously amortized and the discount previously included in income, (ii) the amounts credited to any capital accounts, (iii) the amount of any reserves, and (iv) similar information which is required by Bank for performing the services and is neither possessed by Bank as Bank nor available from a third party.
(f) The Bank shall not be responsible for, and shall not incur any loss or liability with respect to: any errors or omissions in information supplied by the Fund or its designee that the Bank has reviewed and has concluded to be within reasonable tolerance limits, as agreed between the parties; any improper use by the Fund, its designees, agents, distributor or investment adviser of any valuations or computations supplied by the Bank under this Agreement; any valuations of securities supplied by the Fund or an independent pricing service approved by the Fund's Board, provided that, with respect to such valuations, the Bank has otherwise complied with this Schedule C, has reviewed the valuations and has concluded they are within reasonable tolerance limits agreed to by the parties; any tax determination authorized and approved by the Fund or its designee that the Bank has reviewed and has concluded is within reasonable tolerance limits as agreed to by the parties; or any changes in U.S. law or regulations applicable to the Bank's performance not identified by the Bank's use of reasonable efforts which are not identified to the Bank by the Fund.

[JP MORGAN LOGO]

                              JP Morgan Chase Bank
                          FEE SCHEDULE FOR THE "FUNDS"
                           EFFECTIVE JANUARY 31, 2004

FUND ACCOUNTING FEES:

MONEY MARKETS:
Tier One                    5,000,000,000         1.1 bps
Tier Two                   10,000,000,000         0.8 bps
Tier Three                100,000,000,000         0.4 bps
Tier Four                Over 100BN              0.25 bps

FIXED INCOME:
Tier One                   10,000,000,000           1 bps
Tier Two                   20,000,000,000        0.75 bps
Tier Three                 30,000,000,000         0.5 bps
Tier Four                Over 30BN               0.25 bps

DOMESTIC EQUITY:
Tier One                   10,000,000,000         1.2 bps
Tier Two                   20,000,000,000         0.5 bps
Tier Three                 30,000,000,000         0.4 bps
Tier Four                Over 30BN               0.25 bps

INTERNATIONAL FUNDS:
Tier One                   10,000,000,000           3 bps
Tier Two                 Over 10BN                2.5 bps

EMERGING MARKETS:
Tier One                   10,000,000,000           4 bps
Tier Two                 Over 10BN                  3 bps

COMMINGLED FUND FEES - US:
Included in existing categories

COMMINGLED FUND FEES - INTERNATIONAL:
Included in existing categories

OTHER FEES:

Minimums:      US Equity                                 $  20,000
               US Fixed Income                           $  25,000
               Money Markets                             $  10,000
               International / Emerging Markets          $  55,000
               Share Class                               $  10,000
               Multi-Manager (per manager)               $   6,000

SAFEKEEPING FEES:

                                    BPS       TRADES
                                 ---------   ---------
Argentina                            25.00      100.00
Australia                             5.00       50.00
Austria                               8.00       50.00
Bahrain                              60.00      150.00
Bangladesh                           60.00      150.00
Belgium                               5.00       50.00
Bermuda                              20.00       75.00
Botswana                             60.00      150.00
Brazil                               15.00       58.00
Bulgaria                             35.00       75.00
Canada (RBC)                          3.00       25.00
Chile                                35.00       75.00
China                                25.00       75.00
Colombia                             40.00      100.00
Costa Rica                           60.00      150.00
Croatia                              40.00      115.00
Cyprus                               60.00      150.00
Czech Republic                       40.00       90.00
Denmark                               4.00       50.00
ECU                                   1.50       24.00
Ecuador                              50.00      100.00
Egypt                                40.00       75.00
Estonia                              35.00       75.00
Euroclear/Cedel                       1.50       24.00
Euro CDs                              2.00       25.00
Finland                               5.25       50.00
France                                4.75       47.00
Germany                               2.50       27.00
Ghana                                60.00      150.00
Greece                               40.00       75.00
Hong Kong                             4.00       50.00
Hungary                              40.00      100.00
India (Deutsche)                     40.00       45.00
India (HSBC)                         40.00       50.00
Indonesia                            10.00       75.00
Ireland                               7.00       45.00
Israel                               50.00      100.00
Italy                                 5.25       50.00
Ivory Coast                           3.00      100.00
Jamaica                              11.00       70.00

                                    BPS       TRADES
                                 ---------   ---------
Japan                                 2.75       25.00
Jersey                               60.00      150.00
Jordan                               50.00      100.00
Kenya                                60.00      150.00
Korea                                20.00       48.00
Latvia                               20.00      115.00
Lebanon                              50.00      140.00
Lithuania                            35.00      140.00
Luxembourg                            3.00       55.00
Malaysia                              8.00       75.00
Mauritius                            60.00      150.00
Mexico                                6.00       42.00
Morocco                              50.00      150.00
Namibia                              60.00      150.00
Nepal                                60.00      150.00
Netherlands                           5.00       50.00
New Zealand                           2.00       47.00
Nigeria                              60.00      150.00
Norway                                6.00       50.00
Oman                                 35.00      130.00
Pakistan                             30.00      150.00
Peru                                 50.00      100.00
Philippines                          15.00       83.00
Poland                               40.00      150.00
Portugal                             25.00       83.00
Romania                              40.00      115.00
Russia                               25.00      100.00
Singapore                             4.00       50.00
Slovakia                             40.00      100.00
Slovenia                             35.00      100.00
South Africa                          5.00       50.00
Spain                                 7.75       50.00
Sri Lanka                            20.00      100.00
Swaziland                            60.00      150.00
Sweden                                5.00       50.00
Switzerland                           6.00       75.00
Taiwan                               13.00      100.00
Thailand                             15.00       63.00
Tunisia                              60.00      150.00
Turkey                               20.00       75.00
United Kingdom                        1.00       25.00
United States                         0.10        7.50
Uruguay                              60.00      150.00

                                    BPS       TRADES
                                 ---------   ---------
Venezuela                            35.00      100.00
Vietnam                              60.00      150.00
Zambia                               60.00      150.00
Zimbabwe                             50.00      115.00

This fee schedule will be in effect for a period of 2 years. New markets added, or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

Signed on behalf of:

Undiscovered Managers Funds                  JPMorgan Chase Bank


--------------------------                   ----------------------
David Wezdenko                               Ann M. Osti
Vice President                               Vice President
Date:                                        Date:
      --------------------                         ----------------